Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ensurge, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jordan M. Estra, Chief Executive Officer (Principal Executive Officer) and Jeff A. Hanks, Chief Financial Officer (Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jordan M. Estra	Chief Executive Officer	August 22, 2011
Jordan M. Estra	(Principal Executive Officer)

By: /s/ Jeff A. Hanks	Chief Financial Officer	August 22, 2011
Jeff A. Hanks	(Principal Financial and Accounting Officer )

* A signed original of this written statement required by Section 906 has been provided to Ensurge, Inc. and will be retained by Ensurge, Inc. and furnished to the Securities Exchange Commission or its staff upon request